UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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The Great Atlantic & Pacific Tea Company, Inc.
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THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

2 PARAGON DRIVE
MONTVALE, NEW JERSEY 07645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held July 13, 2004

To the Stockholders of

The Great Atlantic & Pacific Tea Company, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) will be held at The Westin Southfield Hotel, 1500 Town Center, Southfield, Michigan, on July 13, 2004, at 9:00 A.M. (E.D.T.). At the meeting, stockholders will act on the following matters:

1.	Election of nine (9) directors, each for a term of one (1) year;

2.	Approval of the 2004 Non-Employee Director Compensation Plan;

3.	Consideration of one (1) stockholder proposal, if properly presented at the meeting; and

4.	Any other matters that properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed May 21, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

Whether or not you plan to attend the meeting, please either complete and sign the accompanying proxy and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or use the internet or phone voting options detailed on the proxy card.

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended February 28, 2004, accompanies this proxy statement.

By Order of the Board of Directors
WILLIAM P. COSTANTINI
Senior Vice President, General Counsel
& Secretary

Dated: May 27, 2004

You are cordially invited to attend the meeting. Whether or not you plan to do so, your vote is important. Please promptly submit your proxy by mail, telephone or internet.

The Great Atlantic & Pacific Tea Company, Inc.
2 PARAGON DRIVE
MONTVALE, NEW JERSEY 07645

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is furnished by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") for use at the Company’s Annual Meeting of Stockholders to be held on July 13, 2004 (the “Annual Meeting”). It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the New York Stock Exchange (“NYSE”) schedule of charges. This proxy statement is first being mailed to stockholders on or about May 28, 2004.

TREATMENT AND REVOCATION OF PROXIES

A stockholder may revoke a proxy at any time prior to its exercise at the Annual Meeting by giving notice in writing to the Secretary of the Company by July 5, 2004, by executing a later-dated proxy or by casting a ballot at the Annual Meeting in person. All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, in accordance with such specification. If no choice is specified, a proxy will be voted FOR the election of the nine (9) nominees named under "Election of Directors", FOR the approval of the 2004 Non-Employee Director Compensation Plan and AGAINST the one (1) stockholder proposal. There are no appraisal or dissenter’s rights with respect to any matter to be voted on at the Annual Meeting. The Company will treat proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders, as present at the Annual Meeting for purposes of determining a quorum, but will not count such proxies as votes cast on such matters.

VOTING SECURITIES

Only stockholders of record at the close of business on May 21, 2004, will be entitled to vote at the Annual Meeting. As of May 21, 2004, there were outstanding 38,520,530 shares of the Company’s $1 par value common stock (the "Common Stock"), each of which is entitled to one vote.

ITEM 1 – ELECTION OF DIRECTORS

Nine (9) directors will be elected to the Board of Directors of the Company (“Board of Directors” or “Board”) at the Annual Meeting. The persons named as proxies in the accompanying proxy intend to vote, unless otherwise instructed, for the election to the Board of the persons named below. Each nominee is presently a member of the Board and, with the exception of Dr. Jens-Juergen Boeckel, was elected at the Company’s annual meeting for the fiscal year ended February 22, 2003 (“Fiscal 2002”). In conjunction with the Board’s acceptance of Mrs. Rosemarie Baumeister’s resignation from the Board on April 29, 2004, the Board elected Dr. Boeckel as a director on April 29, 2004. Dr. Boeckel was initially recommended to the Governance Committee by Christian W. E. Haub, the Company’s Chairman of the Board, President & Chief Executive Officer, on behalf of Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”).

Each nominee listed below has consented to nomination and to serve for a one-year term. If elected, each nominee will serve until the Annual Meeting in 2005 and until his or her successor is duly elected and qualified. The Board has determined that five (5) of the nine (9) nominees are independent directors under the Company’s Standards of Independence, which conform to, and are more stringent than, the independence requirements in the NYSE listing rules. The Standards of Independence are included in the Company’s Corporate Governance Guidelines, which can be found on the Company’s website, www.aptea.com.

The Board recommends a vote FOR the following nominees: John D. Barline, Jens-Juergen Boeckel, Bobbie Andrea Gaunt, Christian W. E. Haub, Helga Haub, Dan Plato Kourkoumelis, Edward Lewis, Richard L. Nolan and Maureen B. Tart-Bezer. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director.

John D. Barline

Mr. Barline, age 57, has been a member of the Board since July 9, 1996. He is a member of the Compensation, Executive and IT Oversight Committees.

Mr. Barline, an attorney in private practice since 1973, is currently of counsel at the law firm of Williams, Kastner & Gibbs LLP in Tacoma, Washington. His areas of practice include corporate tax law, mergers and acquisitions, general business law, estate planning and real estate. He provides personal legal services to the Haub family, including Helga and Christian W. E. Haub.

Mr. Barline is a member of the board of directors and corporate secretary of Sun Mountain Resorts, Inc. and a director of Wissoll Trading Company, Inc. and Sun Mountain Lodge, Inc., each a small closely held corporation owned primarily by the Haub family. He is also chair of the board of directors of the Le May Automobile Museum, and a director and chair of the compensation committee of Precision Machine Works, Inc.

Jens-Juergen Boeckel

Dr. Boeckel, age 61, has been a member of the Board since April 29, 2004. He is a member of the Finance Committee.

Dr. Boeckel has served as the chief financial officer of Tengelmann since January 1, 2000. From January, 1995 through December, 1999, Dr. Boeckel served as chief financial officer and as a member of the executive board of Schickedanz Holding – Stiftung & Co. KG, in Fürth, Germany.

Dr. Boeckel is a member of the supervisory board of Kaiser’s Tengelmann AG, in Viersen, Germany, OBI AG, in Wermelskirchen, Germany, Löwa and Zielpunkt GmbH, in Vienna, Austria, and Getroncis NV, in Amsterdam, Netherlands. He is also chair of the supervisory board of ACG Advanced Component Group AG, in Wiesbaden, Germany, and chair of the family council and vice-chairman of the advisory board of Fahrzeug-Werke Lueg AG, in Bochum, Germany.

Bobbie Andrea Gaunt

Mrs. Gaunt, age 57, has been an independent member of the Board since May 15, 2001. She is Lead Director, Chair of the Compensation Committee and a member of the Audit, Governance and Executive Committees.

Mrs. Gaunt was elected as an officer, and as vice president, of the Ford Motor Company in June, 1999, and served as president and chief executive officer of the Ford Motor Company of Canada, Ltd., from 1997 until her retirement from the company in December of 2000. Mrs. Gaunt began her automotive career with Ford in 1972 and for over 28 years served in various managerial positions in the areas of sales, marketing, research and building customer relationships.

Mrs. Gaunt is a member of the board of advisors of the Katz Business School, University of Pittsburgh, serves as a mentor to fellows of the International Women’s Forum in Washington, D.C., is a member and chair of the board of the Sangatuck Center for the Arts, in Saugatuck, Michigan and serves on the board of directors and on the audit committee and chair of the nomination/compensation committee of ADVO.

Christian W. E. Haub

Mr. Haub, age 39, has been a member of the Board since December 3, 1991. He currently serves as Chairman of the Board, President & Chief Executive Officer of the Company, Chair of the Executive Committee and a member of the Finance Committee.

Mr. Haub has served as Chief Executive Officer of the Company since May 1, 1998 and Chairman of the Board since May 1, 2001. In addition, with the exception of the period between February, 2002 through October, 2002, Mr. Haub has served as President of the Company since December 7, 1993.

Mr. Haub, son of Helga Haub, is a partner and Co-Chief Executive Officer of Tengelmann. Mr. Haub is on the board of directors of the Food Marketing Institute and on the board of trustees of St. Joseph’s University, in Philadelphia, Pennsylvania.

Helga Haub

Mrs. Haub, age 69, has been a member of the Board since 1979. She is a member of the Executive and Finance Committees.

Mrs. Haub is a member of the supervisory board of Kaiser’s Tengelmann AG, an affiliate of Tengelmann, a consultant to Tengelmann and has an interest in Tenga Capital Corporation. She is also a director of The George C. Marshall Home Preservation Fund, Inc. and the Elizabeth Haub Unterstützungskasse e.V., a member of the board of governors of World USO, president of the board of trustees of the Elizabeth Haub Foundation for Environmental Policy and Law and a member of the supervisory board of GfK Gesellschaft für Konsumforschung, in Nürnberg, Germany.

Mrs. Haub is the mother of Christian W. E. Haub.

Dan Plato Kourkoumelis

Mr. Kourkoumelis, age 53, has been an independent member of the Board since March 21, 2000. Mr. Kourkoumelis is Chair of the IT Oversight Committee and a member of the Audit and Governance Committees.

Mr. Kourkoumelis was president and chief operating officer of Quality Food Centers, Inc. from May 1989 until September 1996, and thereafter president and chief executive officer of Quality Food Centers, Inc. until September 25, 1998, when he retired after Quality Food Centers, Inc. was acquired. He also served as a director of Quality Food Centers, Inc. from April 1991 until March 1998. Mr. Kourkoumelis is a director of Expeditors International Inc. and a director and past president of the Western Association of Food Chains. Mr. Kourkoumelis is a member of the compensation and audit committees of Expeditors International.

Edward Lewis

Mr. Lewis, age 64, has been an independent member of the Board since May 16, 2000. Mr. Lewis is Chair of the Finance Committee and a member of the Compensation and Governance Committees.

Mr. Lewis is chairman and chief executive officer of Essence Communications Partners. He is cofounder and publisher of ESSENCE magazine. He is also a director of the Lower Manhattan Development Corporation, and a member of the leadership council of the Tanenbaum Center for Interreligious Understanding, the Harvard Business School Board of Directors of the Associates, the Economic Club of New York, the New York City Partnership, the Central Park Conservancy, Girls, Inc., NYC2012 and the board of Jazz at Lincoln Center for the Performing Arts. He also served as chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African-American to hold this position in the 75-year history of the organization.

Richard L. Nolan

Mr. Nolan, age 64, has been an independent member of the Board since October 5, 1999. He is Chair of the Governance Committee and a member of the Audit, Executive and IT Oversight Committees.

Mr. Nolan, the Philip M. Condit Professor of Business Administration at the University of Washington Business School and the William Barclay Harding Professor of Business Administration (Emeritus) at the Harvard Business School, is the originator of the "Stages Theory," one of the most widely used management frameworks for information technology baselining and planning. He is also a member of the board of directors of Novell and ArcStream. Mr. Nolan is chairman of the IT Oversight Committee and a member of the compensation committee of Novell.

Maureen B. Tart-Bezer

Ms. Tart-Bezer, age 48, has been an independent member of the Board since May 15, 2001. Ms. Tart-Bezer is Chair of the Audit Committee and a member of the Finance and Governance Committees.

Ms. Tart-Bezer is executive vice president and chief financial officer of Virgin Mobile USA, a wireless MVNO (mobile virtual network operator) venture in the United States. Prior to her current position, Ms. Tart-Bezer was executive vice president and general manager of the American Express Company, U.S. Consumer Charge Group through December, 2001. From 1977 to 2000, Ms. Tart-Bezer was with AT&T Corporation, serving as a senior financial officer of the company, including positions as senior vice president and corporate controller and senior vice president and chief financial officer for the Consumer Services Group.

Ms. Tart-Bezer is currently a trustee of Caldwell College, a private college in Caldwell, New Jersey and has served as a trustee of the AT&T Foundation and as a director of AT&T Capital Corp. and Lucent Technologies. She is a prior director of MaMamedia.com and trustee to St. Peter’s College in Jersey City, New Jersey.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of More Than 5% of the Company’s Common Stock

Except as set forth below, as of May 13, 2004, no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company’s Common Stock.

	Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Total Beneficial Ownership	Sole Voting/Investment Power	Shared Voting/Investment Power	% of Class

Christian W. E. Haub (1) 2 Paragon Drive Montvale, NJ 07645	22,453,000	488,000 (2)	21,965,000	58.29%

Erivan Karl Haub (1) Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany	22,080,100	115,100	21,965,000	57.33%

Karl-Erivan Warder Haub (1) Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany	21,965,000	0	21,965,000	57.03%

Tengelmann Warenhandelsgesellschaft KG (1) Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany	21,965,000	0	21,965,000	57.03%

Tengelmann Verwaltungs und Beteiligungs GmbH (1) Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany	21,965,000	0	21,965,000	57.03%

Dimensional Fund Advisors Inc. (3) 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	2,531,350	2,531,350	0	6.57%

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	1,952,500	325,700/1,952,500	0	5.00%

Barclays Global Investors, NA and affiliates (5) 45 Fremont Street San Francisco, CA 94105	2,363,137	2,151,817	0	6.13%

(1) The Company obtained the information regarding Tengelmann, Tengelmann Verwaltungs- und Beteiligungs GmbH (“TVB”), Erivan Karl Haub ("Erivan"), Karl-Erivan Warder Haub ("Karl") and Christian W. E. Haub ("Christian") from such persons, from a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2002 and from a Form 4 filed with the SEC on June 20, 2003. Tengelmann is engaged in general retail marketing and controls, among others, Kaiser’s Tengelmann AG, a supermarket retailer in Germany. The general partners of Tengelmann are Erivan, TVB and two of Erivan’s sons, Karl and Christian. The sole limited partner of Tengelmann is Georg Rudolf Otto Haub ("Georg"), Erivan’s other son, who manages the real estate activities of the Haub family. Erivan owns six percent (6%) of the partnership interests of Tengelmann. The rest is divided equally among Karl, Christian and Georg. TVB, the sole managing partner of Tengelmann, has the exclusive right to direct Tengelmann and is solely responsible for its conduct. TVB, whose only shareholders are Erivan and his three sons, is not an operating company. Karl and Christian are the only Managing Directors of TVB.

(2) Includes options to purchase 482,500 shares of Common Stock, 311,875 of which are exercisable within sixty (60) days.

(3) The Company derived the information regarding Dimensional Fund Advisors Inc., a Delaware corporation ("Dimensional"), from a Schedule 13G filed with the SEC on February 6, 2004. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4) The Company obtained the information regarding T. Rowe Price Associates, Inc., a Maryland corporation ("Price Associates"), from Price Associates itself and from a Schedule 13G filed with the SEC on February 13, 2004. These securities are owned by various individual and institutional investors, for which Price Associates serves as an investment adviser with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5) The Company obtained the information regarding Barclays Global Investors, N.A. and certain of its affiliates from a Schedule 13G filed with the SEC on February 13, 2004. Barclays Global Investors, N.A. and Barclays Global Fund Advisors, report sole voting and investment power over 1,688,621 shares and 463,196, respectively.

Security Ownership of Directors and Management

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of May 13, 2004, by each director and nominee, the chief executive officer of the Company (the "CEO") and the four (4) most highly compensated officers of the Company other than the CEO who were serving as executive officers of the Company at the end of the fiscal year ended February 28, 2004 ("Fiscal 2003") (collectively, with the CEO, the "Named Executive Officers") and by all directors and the Named Executive Officers as a group:

Director/Named Executive Officer	Shares Beneficially Owned	Stock Option Shares(1)	Deferred Plan (2)	Total	% of Class

John D. Barline (3)	3,700	4,600	11,876	20,176	*
Jens-Juergen Boeckel	—	2,000	—	2,000	*
Eric Claus	1,385	125,000	—	126,385	*
Christian W. E. Haub (3)	21,970,500	482,500	—	22,453,000	58.29%
Helga Haub (3)	2,800	5,200	—	8,000	*
Bobbie Andrea Gaunt	1,000	3,500	6,943	11,443	*
Mitchell P. Goldstein	300	152,500	—	152,800	*
Peter Jueptner	5,000	100,000	—	105,000	*
Dan Kourkoumelis	1,500	4,000	9,145	14,645	*
Edward Lewis	2,000	4,000	8,969	14,969	*
Richard L. Nolan	100	4,000	9,545	13,645	*
Brian C. Piwek	7,000	300,000	—	307,000	*
Maureen B. Tart-Bezer	2,000	3,500	3,471	8,971	*
All directors and named executive officers as a group (14 persons)	21,997,285	1,190,800	49,949	23,238,034	60.33%

* Less than 1%

(1) The amounts shown include all purchase options granted under the Company’s stock option plans regardless of whether exercisable within sixty (60) days.

(2) These shares represent the stock equivalent units accrued under the Company’s deferred compensation plan for non-employee directors. These share equivalents are subject to Common Stock market price fluctuations.

(3) The association of Dr. Boeckel and Mr. Barline with Helga and Christian Haub and with Tengelmann is set forth under "Item 1 – Election of Directors." Mr. Christian W. E. Haub has shared voting and investment power over the shares owned by Tengelmann and they are therefore included in the number of shares beneficially owned by him. Mrs. Haub disclaims any investment or voting power over the shares owned by Mr. Erivan Haub and the same are not included herein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports with the SEC regarding their ownership of such Common Stock. Based on a review of the reports and written certifications provided to the Company, the Company believes that during Fiscal 2003 all such reports were filed on a timely basis.

THE BOARD OF DIRECTORS OF THE COMPANY

GOVERNANCE OF THE COMPANY

The Board of Directors is responsible for the supervision of the overall affairs of the Company.  The Board has adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors of the Company, and has established a set of Corporate Governance Guidelines, which set forth the policies and principles of the Board and the Company.

The Company’s website, www.aptea.com, includes the Company’s governance materials, including without limitation, the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, information regarding the process by which stockholders can send communications to the Board and the Company’s policy regarding the attendance of members of the Board at annual meetings.

BOARD MEETINGS AND COMMITTEES

During Fiscal 2003, the Board of Directors held eleven (11) meetings (four (4) by telephone) and committees thereof held twenty-one (21) meetings. With the exception of Dr. Boeckel, who became a director on April 29, 2004, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served. Each Board meeting includes an executive session of the independent directors, which is chaired by a Lead Director. The independent directors elect the Lead Director each December for the following calendar year. The Lead Director for 2004 is Bobbie Gaunt. The Board has an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee, a Governance Committee and an IT Oversight Committee. The Audit Committee, Compensation Committee, Governance Committee and IT Oversight Committee each have a written charter, which outlines the respective Committee’s duties and responsibilities. The Committee charters are published in the Corporate Governance section of the Company’s website, www.aptea.com. A copy of the Audit Committee charter is also attached as Appendix A to this proxy statement.

Because Tengelmann owns more than 50% of the Company’s Common Stock, the Company qualifies as a "controlled company" under the NYSE listing standards. As a controlled company, the Company is exempt from the NYSE’s requirement that it have a majority of independent directors and entirely independent compensation and nominating and corporate governance committees. As indicated below, with the exception of the Compensation Committee, which although not entirely independent does not include any management directors, the Company has voluntarily complied with the NYSE’s independence requirements. Additionally, the Company has chosen to have the entirely independent Governance Committee, rather than the Compensation Committee, review and recommend changes to the CEO’s compensation.

The Audit Committee, which held ten (10) meetings in Fiscal 2003 (five (5) by telephone), consists of Maureen Tart-Bezer, as Chair, Bobbie Gaunt, Dan Kourkoumelis and Richard Nolan. The Board has determined that each member of the Audit Committee is independent in accordance with the NYSE listing rules, the Company’s Standards of Independence and Rule 10A-3 of the Exchange Act. In addition, the Board has determined that each member of the Audit Committee qualifies as an "audit committee financial expert," as defined by the SEC. The Audit Committee (i) reviews annual financial statements prior to submission to the Board and reports thereon, (ii) reviews quarterly results prior to release, (iii) at its discretion, examines and considers matters relating to the internal and external audit of the Company’s accounts and financial affairs, (iv) recommends the employment of outside accountants, (v) determines the compensation of, and oversees, the outside accountants, and (vi) as appropriate, meets with Company personnel in the performance of its functions.

The Compensation Committee, which held five (5) meetings in Fiscal 2003, consists of Bobbie Gaunt, as Chair, John Barline and Edward Lewis. The Compensation Committee (i) except with respect to the Company’s CEO, establishes and approves salaries and salary increases and benefits where the median base annual compensation for the salary level is at least $200,000, (ii) recommends to the Board and interprets incentive plans, and (iii) serves as the committee to administer the employee stock option and long term incentive and share award plans.

The Governance Committee, which held four (4) meetings in Fiscal 2003, consists of Richard Nolan, as Chair, Bobbie Gaunt, Dan Kourkoumelis, Edward Lewis and Maureen Tart-Bezer. The Board has determined that each member of the Governance Committee is independent. The Committee’s primary purpose is to (i) evaluate the performance of the members of the Board individually and as a group, (ii) review and recommend any changes to the CEO’s compensation, (iii) recommend to the Board guidelines and policies for the corporate governance of the Company, (iv) oversee and recommend changes to the governance policies of the Company, examine the relationship between management and the Board and annually review the status of director compensation, and (v) act as a committee for the nomination of candidates for election to the Board.

The Governance Committee will consider director candidates suggested by members of the Board, as well as candidates suggested by management and by stockholders. To submit a recommendation for the Company’s next annual meeting, to be held in July, 2005, please provide the prospective candidate’s name, contact information, biographical data and qualifications, together with the prospective candidate’s written consent to being named as a nominee and to serving on the Board if nominated and elected, to the Governance Committee, c/o The Great Atlantic & Pacific Tea Company, Inc., Office of the General Counsel, 2 Paragon Drive, Montvale, NJ, 07645, by February 1, 2005.

The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. For each candidate, the Governance Committee determines whether the candidate meets the Company’s minimum qualifications and specific qualities and skills for directors, which are set forth in the Company’s Corporate Governance Guidelines included on the Company’s website, and evaluates the candidate’s (i) character, judgment, personal and professional ethics, integrity, values and familiarity with national and international issues affecting business, (ii) depth of experience, skills and knowledge complementary to the Board and the Company’s business, and (iii) willingness to devote sufficient time to carry out the duties and responsibilities of a Board member effectively. The Governance Committee also considers such other relevant factors as it deems appropriate.

BOARD OF DIRECTOR COMPENSATION

The Company does not pay directors who are also officers of the Company any additional compensation or benefits for serving on the Board. The Company pays non-employee directors an annual retainer of $32,000, plus an attendance fee of $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended if substantial time or effort is involved, plus expenses of attendance. If two (2) or more compensable meetings are held on the same day, the fee for the second meeting is limited to $500. The Company pays the Chair of each Committee, except the Executive Committee Chair, an additional $5,000 per year.

On April 28, 2004, the Board adopted the 2004 Non-Employee Director Compensation Plan (the “Plan”), which is summarized in detail in “Item 2 – Approval of the Company’s 2004 Non-Employee Director Compensation Plan” beginning on page 19 of this proxy statement. The Plan shall replace both the 1994 Stock Option Plan for Non-Employee Directors and the Directors’ Deferred Payment Plan.

Under the 1994 Stock Option Plan for Non-Employee Directors, the Company granted each non-employee director an initial stock option grant of 2,000 shares and an additional grant of 500 shares after each annual meeting. Under the Directors’ Deferred Payment Plan, the Company annually contributed to the deferred payment accounts of directors with less than fifteen (15) years of service an amount equal to 75% of the then current retainer. The Company credited 50% of such deferred payments to a Common Stock equivalent account. The balance, the Company credited, as directed by the applicable director, to a 10-year U. S. Treasury bond equivalent account and/or to the director’s Common Stock equivalent account. All previously issued stock option grants and all amounts currently in deferred payment accounts shall remain outstanding and shall vest or be paid out, in accordance with the applicable plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

A&P Properties Limited, a subsidiary of the Company, leases a store in Windsor, Ontario, Canada that sits on property of Tenga Capital Corporation, which is owned by Erivan and Helga Haub. The lease, which commenced in 1983, currently expires on October 31, 2013 and provides for four five (5) year renewal options. The base annual rental is CN$388,540 until October 31, 2013. During the first option the base annual rent increases to CN$407,967; during the second option to CN$427,934; and the final two options are at rent to be determined.

Prior to June 30, 2003, when Tengelmann sold Wilh. Schmitz-Scholl, a candy manufacturer in Germany, the Company was a party to an agreement with Wilh. Schmitz-Scholl under which it purchased approximately $278,532 worth of the Black Forest line and Master Choice candy in Fiscal 2003.

During Fiscal 2003, the Company entered into a three (3) year agreement with OBI International, a subsidiary of Tengelmann, to purchase seasonal merchandise to be sold in the Company’s stores. The Company’s purchases from OBI International totaled $835,248 in Fiscal 2003.

The Company owns a jet aircraft which Tengelmann leases from the Company under a full cost reimbursement lease. During Fiscal 2003, the annual amount Tengelmann was obligated to reimburse the Company for its use of the aircraft was $2,786,522.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during each of the last three (3) fiscal years to or for the account of Mr. Haub and the other four (4) Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards

Principal Position During Fiscal Year	Year	Salary ($)(1)	Bonus ($)	Securities Underlying Options/SARs(#)	All Other Compensation ($)(2)

Christian W. E. Haub	2003	US $766,462	413,600	—	38,756
Chairman, President & Chief Executive	2002	752,000	—	—	37,962
Officer	2001	696,851	490,000	150,000	33,746

Eric Claus (3)	2003	CN $509,615	240,000	50,000	2,153
President and Chief Executive Officer,	2002	144,426	116,400	75,000	785
A&P Canada	2001	—	—	—	—

Brian C. Piwek	2003	US $509,615	450,000	50,000	31,616
President and Chief Executive Officer,	2002	372,462	291,000	100,000	44,152
A&P U.S.	2001	289,375	195,000	75,000	825

Mitchell P. Goldstein	2003	US $346,538	219,120	50,000	21,624
Senior Vice President, Chief Financial	2002	340,000	90,760	20,000	20,479
Officer	2001	303,122	150,000	50,000	13,384

Peter Jueptner (4)	2003	US $331,250	227,500	75,000	4,684
Executive Vice President, A & P	2002	125,000	50,000	25,000	484
U.S.	2001	—	—	—	—

(1) Salary earned for fifty-three weeks in Fiscal 2003. Cash amounts are reported in American dollars for Mr. Haub, Mr. Piwek, Mr. Goldstein, and Mr. Jueptner. Cash amounts are reported in Canadian dollars for Mr. Claus.

(2) Consists of, respectively, Company contributions to the Retirement/Savings Plan and related supplemental plan, and the cost for insurance, for 2003: Mr. Haub ($36,080 and $2,676); Mr. Claus (CN$977 and CN$1,176); Mr. Piwek ($26,000 and $5,616); Mr. Goldstein ($19,600 and $3,987); and Mr. Jueptner ($2,750 and $1,934).

(3) Mr. Claus was hired as President and Chief Executive Officer, A&P Canada on November 11, 2002.

(4) Mr. Jueptner was hired as Executive Vice President, A&P U.S. on October 2, 2002.

Employment and Termination Agreements

The Company is a party to employment agreements with each of Mr. Claus, Mr. Goldstein, Mr. Jueptner and Mr. Piwek (the "Employment Agreements") which provide for minimum base annual salaries of CN$500,000, $340,000, $325,000 and $500,000, respectively. The Employment Agreements for Mr. Claus, Mr. Goldstein, Mr. Jueptner and Mr. Piwek have initial termination dates of November 10, 2005, February 23, 2005, October 1, 2005 and November 10, 2005, respectively; provided, however, that each Employment Agreement provides for a rolling eighteen (18) month term commencing May 11, 2004 for Mr. Claus, August 24, 2004 for Mr. Goldstein, April 2, 2004 for Mr. Jueptner and May 11, 2004 for Mr. Piwek. The Employment Agreements also provide for participation in Company benefit programs (including bonus programs) and services, facilities and perquisites appropriate to their positions, including without limitation, the Executive Medical Plan.

Following termination other than for cause, permanent total disability, death or a resignation not for Good Reason and in the absence of a Change of Control (as such terms are defined in the Employment Agreements), each executive is entitled to receive continued insurance coverage for eighteen (18) months and a pro rata bonus for the year of termination. In addition, under the Employment Agreements, each executive is entitled to receive equal monthly payments of one-twelfth of annual base salary plus average bonus for a period of twenty-four (24) months, for Mr. Claus and Mr. Piwek, and for a period of eighteen (18) months, for Mr. Goldstein and Mr. Jueptner.

Under the Change of Control provisions of the Employment Agreements, the separation pay is increased to three (3) times the executive’s final base salary plus the bonus amount and is payable in lump sum. Additionally, the insurance continuation is extended to three (3) years. These provisions apply to terminations without cause or resignations for Good Reason occurring within thirteen (13) months following a Change of Control and for any reason during the thirty (30) days beginning on the first anniversary of a Change of Control. The Employment Agreements also provide for gross-up payments to the executive in the event that any payment or distribution made, or benefit provided, to or for the benefit of the Employee is subject to an excise tax.

Option Tables

The following tables provide information with respect to stock options granted to the Named Executive Officers during Fiscal 2003 and the fiscal year-end value of options held by such officers.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in FY (2)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(3)

Christian W. E. Haub	—	—	—	—	—
Eric Claus	50,000	4.51	4.60	3/17/13	123,000
Brian C. Piwek	50,000	4.51	4.60	3/17/13	123,000
Mitchell P. Goldstein	50,000	4.51	4.60	3/17/13	123,000
Peter Jueptner	75,000	6.77	4.60	3/17/13	184,500

(1) For Mr. Piwek and Mr. Claus, 50% of the options vest ratably over three (3) years beginning on the first anniversary of the grant date, provided pre-established financial goals for Fiscal 2003 are met. The remaining 50% vest ratably over three (3) years beginning on the second anniversary of the grant date, provided that pre-established financial goals for the fiscal year ending February 26, 2005 (“Fiscal 2004”) are met. If the pre-established financial goals are not met, the respective options will be forfeited and cancelled. For Mr. Goldstein, 25% of the options vest ratably over three (3) years, beginning on the first anniversary of the grant date, provided that pre-established financial goals for Fiscal 2003 are met and 25% vest ratably over three (3) years, beginning on the second anniversary of the grant date, provided that pre-established goals for Fiscal 2004 are met. If the pre-established financial goals are not met, the respective options will be cancelled and forfeited. The remaining 50% of the options vest ratably over four (4) years beginning on the first anniversary of the grant date. For Mr. Jueptner, one-third of the options vest ratably over three (3) years beginning on the first anniversary of the grant date, provided pre-established financial goals for Fiscal 2003 are met. An additional one-third vest ratably over three (3) years beginning the second anniversary of the grant date, provided that pre-established financial goals for Fiscal 2004 are met. If the pre-established are not met, the respective options will be forfeited and cancelled. The remaining one-third vest ratably over four (4) years beginning on the first anniversary of the grant date. All options have a ten-year term.

(2) Based on total grants during Fiscal 2003 of 1,107,975.

(3) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not generally true for the Company’s options granted to executive officers and other employees. Therefore, the values shown are purely theoretical and do not reflect the market value of the Company’s stock at a future date. In addition to the stock prices at time of grants and exercise prices, which are identical, and the ten-year term of each option, the following assumptions were used to calculate the values shown for options granted during Fiscal 2003: expected dividend yield of 0.0; expected stock price volatility of 51%; risk-free rate of return of 2.71% to 4.01%; and a weighted average of seven (7) years from date of grant to date of exercise. If the Named Executive Officers realize the grant date values shown in the table, such values will be less than 1% of the total stockholder appreciation.

Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Options/SARs at FY-End		Value of Unexercised In-the Money Options/SARs at FY-End($)(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

	(#)	($)	(#)	(#)	($)	($)
Christian W. E. Haub	—	—	311,875	170,625	—	—
Eric Claus	—	—	18,750	106,250	37,875	281,125
Brian C. Piwek	—	—	93,750	206,250	37,000	278,500
Mitchell P. Goldstein	—	—	38,750	113,750	—	167,500
Peter Jueptner	—	—	6,250	93,750	—	251,250

(1) Based on the closing price of the Common Stock on February 27, 2004 of $7.95.

PENSION PLAN TABLE

	Years of Service

Remuneration	15	20	25	30	35

$450,000	$202,500	$270,000	$270,000	$270,000	$270,000
500,000	225,000	300,000	300,000	300,000	300,000
550,000	247,500	330,000	330,000	330,000	330,000
600,000	270,000	360,000	360,000	360,000	360,000
650,000	292,500	390,000	390,000	390,000	390,000
700,000	315,000	420,000	420,000	420,000	420,000

The table above indicates the amount of annual benefit payable to a person at age 65 in the specified final average remuneration and years-of-service classifications under the SERP, except that such benefits do not reflect the requisite reduction for any applicable Social Security, or other Company retirement benefits. SERP is an unfunded defined benefit final average pay plan that covers, among the Named Executive Officers, Mr. Claus and Mr. Piwek.

The compensation covered by SERP is base salary, the “Annual Salary” reflected in the Summary Compensation Table, computed as an average of such base salary over the highest compensated five (5) years of employment during the last ten (10) years. The benefit is computed at the rate of 3% for up to twenty (20) years of service with a maximum benefit of up to 60% of such average base salary. Estimated credited years of service at retirement for Mr. Claus and Mr. Piwek are nineteen (19) years and fifteen (15) years, respectively.

PERFORMANCE GRAPH

The following performance graph compares the five-year cumulative total stockholder return (assuming reinvestment of dividends) of the Company’s Common Stock to the Standard & Poor’s 500 Index and the UBS Warburg Dillon Read Index of Supermarkets, which consists of the Company, Albertson’s, Inc., The Kroger Co., Safeway, Inc. and Winn-Dixie Stores, Inc., as its peer group. The performance graph assumes $100 is invested in the Company’s Common Stock, the Standard & Poor’s 500 Index and the UBS Warburg Dillon Read Index on February 26, 1999, and that dividends paid during the period were reinvested to purchase additional shares.

200
150
100
50
0
1998
1999
2000
2001
2002
2003
S&P 500
A&P
Peer Group

(Company fiscal year ends–last Saturday in February)

Fiscal Year Ending	S&P 500	A&P	Peer Group

02/26/99	$ 100	$ 100	$ 100
02/25/00	$ 109	$ 77	$ 54
02/23/01	$ 103	$ 34	$ 64
02/22/02	$ 91	$ 90	$ 64
02/21/03	$ 72	$ 17	$ 34
02/27/04	$ 98	$ 26	$ 39

REPORT OF THE COMPENSATION AND GOVERNANCE COMMITTEES

The Compensation Committee approves the compensation of all executive officers and other key employees and acts as the committee for the Company’s stock option and long-term incentive plans. The Governance Committee approves the compensation of the CEO. The Compensation and Governance Committees operate pursuant to written charters which outline their respective duties and responsibilities.

Overview of Compensation Philosophy and Program

The Compensation Committee establishes the salaries and other compensation of the executive officers and other key employees of the Company, including, with the exception of the CEO, the Named Executive Officers. The Governance Committee is responsible for recommending and approving the compensation level of the CEO.

The Company’s executive compensation program consists of salaries, annual incentives and long-term incentive compensation. It is designed to:

•	for both the short and long-term, retain and motivate executive officers; compensate them competitively; and reward them for their contributions to the Company;
•	link each executive officer’s compensation to the performance of the Company and the leadership demonstrated by the individual executive; and
•	recognize consistently the level of performance with the appropriate level of compensation.

Evaluation of Executive Officer Performance in Fiscal 2003

Although the Compensation Committee considers "performance against" both financial and non-financial objectives to establish executive compensation levels, it does not rely solely on predetermined formulae or a limited set of criteria when it evaluates the performance of the Company’s executives. There are three (3) primary financial measures reviewed: sales; profitability; and cash flow. In addition to these three financial measurements, the Compensation Committee considers the executives’ performance against the following:

•	fortifying the Company’s financial condition;
•	halting the decline of the US operations;
•	strengthening the profitable Canadian operations; and
•	growing stockholder value through improving profitability, EPS growth and liquidity.

The Compensation Committee has concluded after a thorough review of the measurements that all of the short-term financial objectives were met.

Total Compensation

To establish target total compensation levels for the Company’s executives, the Compensation Committee considers competitive market total compensation. The Company periodically examines competitors’ pay practices to ensure that the Company’s compensation policies continue to enable it to attract outstanding new people with critical skill sets, and motivate and retain current valuable employees. The total compensation package for each executive consists of three (3) components: salary; an annual incentive; and a long-term incentive – a detailed discussion of each follows. The target salary and annual incentive levels are set at the median of the individual executive’s competitive peer group.

The Compensation Committee intends to continue its practice of compensating executives based on performance against designated goals and strategies – Pay for Performance – consistent with compensation practices throughout the Company.

Salaries

The Compensation Committee considers several criteria in establishing salaries for the Company’s executives, including the Named Executive Officers. Key factors affecting the Compensation Committee’s judgment include the nature and scope of the executives’ responsibilities, and their effectiveness in leading the Company’s initiatives. The Compensation Committee also considers the compensation practices and performances of other major corporations that are most likely to compete with the Company for the services of executives. In addition, business unit performance is a factor used to determine the salaries of executives with responsibility for business units.

As a result of the overall Company performance during the previous year, the Named Executive Officers did not receive salary increases in Fiscal 2003.

Annual Incentive

The Company’s Annual Incentive Plan provided target annual incentive awards for Fiscal 2003 contingent upon the attainment of the following performance goals: sales; profitability; cash flow; and the executive’s individual performance objectives. With respect to Corporate Staff executives, 20% of the incentive was based on the attainment of a net income goal, 30% on a free cash flow goal and 50% on achieving individual performance goals. With respect to operating unit executives, 20% of the incentive was based on the attainment of sales goals, 20% on the attainment of operating income goals, 35% on the attainment of operating cash flow goals and 25% on achieving individual performance goals.

Long Term Incentive

The Company’s 1994 Stock Option Plan authorized grants through March 17, 2004 of up to 1,500,000 shares for stock options and tandem or independent Stock Appreciation Rights ("SARs"). The 1998 Long Term Incentive Plan and Share Award Plan authorizes grants through July 13, 2008 of up to 5,000,000 shares for stock options, SARs, restricted stock and other stock based awards.

In Fiscal 2003, as part of its effort to motivate and retain key talent for turning around the Company’s business results, the Board awarded performance based stock options to key employees of the Company. These awards are contingent upon the attainment of pre-established financial goals for Fiscal 2003 and Fiscal 2004, respectively, all of which have to be achieved in order for vesting to occur – “earn it or lose it”. The financial measures are sales, free cash flow and Earnings Before Income Tax, Depreciation and Amortization (EBITDA). The goals established for Fiscal 2003 were met.

Stock options granted to the Named Executives Officers who are responsible for business units were all performance based. The CEO did not receive a stock option grant in Fiscal 2003.

Discussion of Fiscal 2003 Compensation for the Chief Executive Officer

The Governance Committee, which is composed entirely of independent directors, is responsible for the compensation level of the CEO. In Fiscal 2003, the CEO did not receive a salary increase. The CEO’s salary remains at the $752,000 annual rate that became effective October 1, 2001, with an annual performance incentive target of $413,600. For Fiscal 2003, based on performance against pre-established financial and individual performance objectives, the CEO would have earned $587,312 in incentive payments, 142% of target. It is the opinion of the Board, given the overall financial results for Fiscal 2003, that the CEO be paid target incentive of $413,600, notwithstanding the better than target performance.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and the four (4) other most highly compensated executives at fiscal year end. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance-based compensation meeting certain requirements. The Company’s 1994 Stock Option Plan and the 1998 Long Term Incentive and Share Award Plan have been tailored to comply with the provisions of Section 162(m) so that amounts received upon the exercise of options and SARs thereunder should be exempt from Section 162(m) limitations.

As a matter of practice, the Compensation Committee intends to set performance-based goals annually under the Company’s variable compensation plans and to deduct compensation paid under these plans to the extent consistent with the provisions of Section 162(m). However, if complying with Section 162(m) conflicts with what the Compensation Committee believes is in the best interest of the Company and its stockholders, the Committee may conclude that paying non-deductible compensation is more consistent with the stockholders’ best interests.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or the Governance Committee indicated below has ever been an officer or employee of the Company or any of its subsidiaries.

Compensation Committee Bobbie Gaunt, Chair John Barline Edward Lewis	Governance Committee Dan Kourkoumelis, Chair Bobbie Gaunt Edward Lewis Richard Nolan Maureen Tart-Bezer

AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 2003 and the performance and fees of PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, with management. The Audit Committee has also met and discussed with PwC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and has discussed with PwC, its independence. Lastly, the Audit Committee has met with the internal auditors to assure that PwC, management and the internal auditors were carrying out their respective responsibilities. Both PwC and the internal auditors have full access to the Audit Committee, including regular meetings without management present. Based on the review of the audited financial statements and the discussions and review with the independent public accountants mentioned above, the Audit Committee recommended to the Board that the audited financial statements for Fiscal 2003 be included in the Company’s Annual Report on Form 10-K for Fiscal 2003.

Audit Committee

Maureen Tart-Bezer, Chair
Bobbie Gaunt
Dan Kourkoumelis
Richard Nolan

INDEPENDENT PUBLIC ACCOUNTANTS

Change in Independent Public Accountants

As previously disclosed by the Company in its current report on Form 8-K filed with the SEC on September 18, 2002, the Board of Directors, upon the recommendation of its Audit Committee, on September 11, 2002 authorized and approved the appointment of PwC to serve as the Company’s independent public accountants for Fiscal 2002, replacing Deloitte & Touche LLP (“D&T”).

D&T’s report on the Company’s consolidated financial statements for Fiscal 2001 neither contained an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. During Fiscal 2001, and the period from February 24, 2002 through September 11, 2002, there were no disagreements with D&T on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to D&T’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for Fiscal 2001.

On September 10, 2002, D&T orally informed management of the Company that a reportable condition existed with respect to the Company’s internal controls relating to the timing of the recognition of certain vendor allowances, and on September 12, 2002, D&T informed management that on August 21, 2002 it had informed the Chair of the Audit Committee of the same reportable condition. A reportable condition is defined under Generally Accepted Auditing Standards as a “matter coming to an auditor’s attention that represents significant deficiencies in the design or operation of internal controls that could adversely affect the entity’s ability to initiate, record, process and report financial data consistent with the assertions of management in the financial statements”. The Company had previously disclosed that it conducted a review that related in part to certain irregularities relating to the timing of recognition of vendor allowances. Such review considered internal control matters relating to vendor allowance accounting. The Company’s restatement of its audited financial statements for the fiscal year ended February 26, 2000 and Fiscal 2000, and supplementary unaudited financial information for the first, second and third quarters of Fiscal 2001, as included in its annual report on Form 10-K for Fiscal 2001, resulted in part from that review. The Company has authorized D&T to respond fully to inquiries of PwC concerning such reportable condition.

The Company provided D&T with a copy of these disclosures and D&T provided the Company with a letter addressed to the SEC dated September 18, 2002, stating its agreement with such statements. A copy of D&T’s September 18, 2002 letter was filed as an exhibit to the Company’s current report on Form 8-K dated September 18, 2002, reporting the change in certifying accountant. On September 24, 2002, the Company filed a Form 8-K/A, amending its Form 8-K filed on September 18, 2002. The Form 8-K/A was comprised solely of a revised letter from D&T to the Company, which broadened the breadth of D&T’s concurrence with certain statements made by the Company in its Form 8-K filed on September 18, 2002.

During Fiscal 2001 and the period from February 24, 2002 through September 11, 2002, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Board of Directors, upon the Audit Committee’s recommendation, has reappointed PwC, independent auditors, as the Company’s independent auditors for Fiscal 2004. One or more representative(s) of PwC will be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to questions.

Fees and Services

The following table presents aggregate fees billed to the Company by PwC for professional services rendered for Fiscal 2003 and Fiscal 2002.

	2003	2002

Audit Fees (1)	$$1,200,000	$1,289,000
Audit-Related Fees (2)	663,000	181,000
Tax Fees (3)	205,000	77,000
Other (4)	31,000	—

Total Fees	$$2,099,000	$$1,547,000

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated annual financial statements and review of the quarterly financial statements, and audit services in connection with statutory or regulatory filings, consents or other SEC matters.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In Fiscal 2003, this category consisted primarily of services related to employee benefit plan audits and the stand alone audit of the Eight O’Clock Coffee business. In Fiscal 2002, this category consisted primarily of services related to employee benefit plan audits and audits for German GAAP purposes.

(3)	Tax Fees consist of fees billed for professional services rendered for tax consulting services.

(4)	Other Fees consist of fees for products and services other than those reported above. In Fiscal 2003, Other Fees consisted of consulting services relating to swap arrangements and real estate properties.

Pre-Approval Process and Policy

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Our Audit Committee pre-approved all such audit and non-audit services provided by the independent auditors in Fiscal 2003. These services have included audit services, audit-related services, tax services and other services.

Relationship with Independent Auditors

As part of its duties, the Audit Committee also considered and determined that the provision of services, other than audit services, during Fiscal 2003 by PwC is compatible with maintaining the independence of PwC.

ITEM 2 – APPROVAL OF THE COMPANY’S 2004 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

The Board adopted the 2004 Non-Employee Director Compensation Plan (the “Plan”) on April 28, 2004, which, subject to the stockholder approval solicited by this Proxy Statement,will become effective as of July 14, 2004.

The Plan provides for the payment of a portion of each non-employee director’s fees in cash and a portion in shares of Common Stock. The cash payment amounts are the same as the amounts that the Company disclosed in its proxy statement for the Annual Meeting of Stockholders for Fiscal 2002. The Board, however, has decided to increase the equity compensation. The Board has also decided to afford each non-employee director with the opportunity to defer all or any portion of such director’s Cash and Equity Compensation (as those terms are hereinafter defined) to the extent desired. Lastly, the Board has established the requirement that each director hold $150,000 of Common Stock within a reasonable amount of time after becoming a director.

The Board believes that stock ownership will further align the interests of non-employee directors with the Company’s stockholders, thereby promoting the long-term profits and growth of the Company, and that the Plan will provide the incentive benefits inherent in increased ownership of Common Stock of the Company. The following is a general description of the material features of the Plan, which is qualified in its entirety by reference to the actual Plan, a copy of which is attached hereto as Appendix B.

Eligibility. All non-employee directors of the Company, of which there are currently eight, may participate in the Plan.

Plan Year. The Plan year shall be defined as each twelve month period beginning with the date of the Annual Meeting of Stockholders and ending the day prior to the following Annual Meeting of Stockholders.

Administration/Duration.The Plan shall be administered by the Compensation Committee of the Board. It shall remain in effect until terminated by the Board.

Description of Benefits under the Plan. As compensation for his or her service on the Company’s Board, the Company shall pay each non-employee director the cash amounts indicated in “Board of Director Compensation” on page 9 of this proxy statement, which amounts, as indicated above, are the same as the amounts stated in last year’s proxy statement (“Cash Compensation”). The Board may change the cash contribution amounts from time to time.

In addition, each non-employee director shall receive, on the first business day after each Annual Meeting of Stockholders, that number of shares of Common Stock equal to (x) $45,000, divided by (y) the closing price of the Company's Common Stock on the NYSE, as reported in the Wall Street Journal on the date of grant (the “Equity Compensation”).

Prior to the last day of each Plan year, each director may elect to defer receipt of all or a percentage of his or her Cash Compensation and/or Equity Compensation for the subsequent Plan year. Any deferral election shall specify (a) the percentage of the total Cash Compensation (retainers and fees) and/or, (b) the percentage of the Equity Compensation that the director wishes to defer.

The Company shall defer Cash Compensation to an unfunded interest bearing US Treasury bond equivalent account or a Deferred Stock Unit (“DSU”) account, as directed by the applicable director, on a monthly basis. The Company shall defer Equity Compensation to a DSU account on the first business day following the Annual Meeting of Stockholders. For both Cash and Equity Compensation deferred to a DSU, only whole units will be credited; any remaining amounts will be carried in a cash sub-account until the balance therein is sufficient to purchase additional whole units. The Company will credit DSU cash sub-accounts with any dividends paid, but will not pay interest on monies held in any DSU cash sub-account.

The exact Cash and Equity Compensation that the Company will award to non-employee directors under this Plan is not determinable prior to the completion of the applicable plan year. Such amounts will depend on the number of Board and committee meetings held and attended and the value of the Company’s Common Stock on the date of grant. Each non-employee director shall always be fully vested in his or her deferral account. The Company’s obligation to pay benefits under the Plan represents an unfunded, unsecured obligation of the Company and no non-employee director will have any secured interest or claim in any assets or property of the Company.

Distribution of Deferred Compensation. As soon as practicable following a director’s termination from the Board, other than as a result of death or disability, the Company shall pay all amounts due to such director, in cash and stock as per his or her prior deferrals. In the event that a director’s service terminates as a result of death or disability, the director or the director’s beneficiary(s), if applicable, may elect to have any balance, on the date of the director’s death or disability, in such director’s U.S. Treasury bond account or DSU account converted to shares of Common Stock or to cash and paid out in a lump sum. In the event of a director’s death subsequent to termination of his or her Board service, but prior to receiving all entitled distributions under the Plan, the director’s beneficiary(s) may elect to have any balance in the applicable director’s U.S. Treasury bond account or DSU account converted to shares of Common Stock or to cash and paid out in a lump sum.

Amendment and Termination. The Board may amend, suspend or terminate the Plan at any time, provided that the Board shall take no action that would alter or impair rights previously granted under the Plan without the consent of the affected non-employee director(s).

Federal Income Tax Consequences. The following description of the U.S. federal income tax consequences of payments and/or deferrals under the Plan is a general summary. This description is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to non-employee directors who participate in the Plan.

A payment under the Plan will constitute compensation taxable as ordinary income to the participant to the extent it is paid in cash or in an immediately available equity based distribution. Generally, the Company will be entitled to a corresponding tax deduction.

Generally, a participant under the Plan who elects in advance of the Plan year to defer a portion of his or her compensation shall not be taxed on such deferrals. Amounts distributed to the participant, or his or her beneficiary in the event of death, will be taxable to the recipient as ordinary income in the year of distribution. The Company will generally be entitled to a corresponding tax deduction in the year of distribution.

The Board has unanimously approved the 2004 Non-Employee Director Compensation Plan and recommends that you vote FOR its approval. Unless directed otherwise, the persons named in the enclosed form of proxy have indicated they intend to vote FOR the approval of the Plan.

ITEM 3 – STOCKHOLDER PROPOSAL

The stockholder proposal has been reproduced below verbatim. The Company has not corrected typographical, spelling or grammatical errors, if any.

Mrs. Evelyn Y. Davis, 2600 Virginia Avenue, N.W. Suite 215, Washington, D.C. 20037, beneficial owner of 800 shares of Common Stock, has notified the Company of her intention to propose the following resolution at the Annual Meeting:

“Resolved: That the stockholders of Great A&P recommend that the Board of Directors take the necessary steps to rotate the annual meeting between Major cities such as New York, Philadelphia, Richmond, Boston, Baltimore, Richmond, and other large cities where the Company either does business(and or has a large concentration of shareholders).

During 2002 the Company met on Nantucket Island, Mass., which is very difficult to reach; during 2003 it met in CANADA on Thunder Bay, Ontario, a distant location. The Board of Directors and management have access to Corporate Jets and can reach those difficult to reach locations easily, but not individual shareholders.

The continuation of meetings in out of the way locations (Rehoboth Beach Delaware in 2001) MAY give the impression that the Company does NOT wish shareholders to attend and ask questions pertaining to the changing of accountants, merchandising policies and other pertinent queries.

Recent corporate scandals and the GLOBAL SETTLEMENT make maximum attemdance by outside independent shareholders most important at many major corporations. Xerox, IBM, Verizon, A.T.T.Saks Inc. and The Great A&P should do the same.

Last year the owners of 1,666,250 representing 4% of shares voting, voted FOR this proposal.

If you agree, please mark your proxy for this resolution.”

The Board, having considered this stockholder proposal, believes that it is not in the best interests of the Company’s stockholders and accordingly, recommends that you vote AGAINST the proposal for the following reasons:

The Company’s by-laws provide that the annual meeting of stockholders shall be held at such date, time and place between the thirtieth day of June and the thirty-first day of July as fixed by the Board. The Board believes that it should retain the flexibility provided by the by-laws to determine the place of the annual meeting. In general, the Board seeks to rotate the place of the annual meeting between the various locations in which the Company has stores, and specifically, those locations where the Company either has a large cluster of stores or has a few prominent and valuable stores. The Company encourages all stockholders to attend the annual meeting in person. In addition, by holding the meeting in a location that also has the Company’s assets, representatives of the Company and the stockholders are able to both attend the annual meeting and visit the stores at the same time. Due to the number of stockholders it is inevitable that any place selected will be convenient for some stockholders and pose a conflict for others. The Board believes, however, that the flexibility provided by the by-laws serves the best interests of the Company and its stockholders, and that the Company should not be limited to specific annual meeting places such as those specified in the proposal.

The Board believes that this stockholder proposal, if adopted, would impede the Board’s ability to exercise its business judgment. The persons named in the enclosed form of proxy have indicated they intend to vote AGAINST this proposal unless directed otherwise. For the reasons indicated above, the Board recommends a vote AGAINST this stockholder proposal.

STOCKHOLDER PROPOSALS

The Company will consider including a stockholder’s proposal in the proxy statement and form of proxy for the Annual Meeting of Stockholders for Fiscal 2004 if it receives such proposal at the principal office of the Company no later than January 25, 2005. In order for a proposal submitted outside of Rule 14a-8 of the Exchange Act to be considered "timely" within the meaning of Rule 14a-14(c), such proposal must be received by April 9, 2005.

OTHER MATTERS

No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the Annual Meeting. However, should any other matters requiring a vote of stockholders arise, including the question of adjourning the Annual Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director shall withdraw or otherwise become unavailable, the persons named as proxies may vote for other persons in their place in the best interest of the Company.

By Order of the Board of Directors

WILLIAM P. COSTANTINI
Senior Vice President, General Counsel
& Secretary

Dated: May 27, 2004

Each person solicited by this proxy statement, including any person who on May 21, 2004 is a beneficial owner of the Company’s Common Stock, may request a copy of the Company’s Annual Report on Form 10-K for the last fiscal year.

Such written requests should be directed to the Secretary of the Company at its address aforesaid.

APPENDIX A

AUDIT COMMITTEE CHARTER

I.	ORGANIZATION

There shall be a Committee of the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) to be known as the Audit Committee. The Audit Committee shall be composed of three or more directors who, as determined and disclosed by the Board of Directors, (i) meet the independence requirements of the New York Stock Exchange (the “NYSE”) and the Securities Exchange Act of 1934, as amended (the “1934 Act”), as well as the rules and regulations thereunder, and (ii) have sufficient financial literacy to enable him/her to discharge the responsibilities of a Committee member. Additionally, at least one member of the Audit Committee shall be an “Audit Committee Financial Expert,” as defined by the Securities and Exchange Commission (“SEC”). No member of the Audit Committee shall simultaneously serve on the audit committee of more than two (2) other public companies. The Audit Committee shall comply with all applicable rules and regulations of the SEC and the NYSE.

The Audit Committee shall meet four times per year or more frequently as circumstances require and may ask members of management or others to attend meetings and provide pertinent information as necessary.

To carry out its duties, the Audit Committee shall have the authority to engage and obtain advice and assistance from outside legal, accounting and other advisors to the extent it deems necessary and shall receive appropriate funding, as determined in its sole judgment, from the Company for payment of compensation to any and all outside advisors employed by the Audit Committee and for ordinary administrative expenses necessary to carry out its duties. Additionally, the Audit Committee shall meet separately, periodically, with the independent auditors, with the internal auditors, with management and with the General Counsel.

II.	PURPOSE

The Audit Committee’s primary purpose is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent auditors, (iii) the performance of the Company’s internal audit function and the independent auditors, the system of internal financial and accounting controls established by management and the audit process, and (iv)  compliance by the Company with legal and regulatory requirements. The Audit Committee shall provide an open avenue of communication between the internal auditors, the independent auditors, the Board of Directors and Company management. The Audit Committee shall also function as the Company’s qualified legal compliance committee (“QLCC”), as defined in Rule 205.2(k) promulgated under the 1934 Act.

It is not the responsibility of the Audit Committee to plan or conduct audits, to prepare the Company’s financial statements or to determine that the Company’s financial statements conform with generally accepted accounting principles (“GAAP”). Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company’s code of conduct. Management is responsible for assuring compliance with applicable laws and regulations and with the Company’s code of conduct.

III.	RESPONSIBILITIES

In carrying out its oversight responsibilities, the Audit Committee shall perform the following functions:

A.	Relationship with Independent Auditors

The Audit Committee shall appoint a firm of certified public accountants to conduct the audits of the financial statements of the Company, and selected subsidiaries, for the fiscal year in which the firm is appointed. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the independent auditors and such independent auditors shall report directly to the Audit Committee. In fulfillment of such responsibilities, the Audit Committee shall:

1.	Pre-approve all audit and permissible non-audit services of the independent auditors.

2.	Meet with the independent auditors and financial management of the Company to review (i) the scope and fees of the proposed audit for the current year and the planned audit procedures and (ii) any audit problems or difficulties, including without limitation, restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management, communications between the audit team and the independent auditors’ national office, and any “management" or “internal control" letter issued, or proposed to be issued, by the independent auditors, and management’s response thereto.

3.	Be directly responsible for the resolution of disagreements between management and the independent auditors regarding financial reporting.

4.	Obtain from the independent auditors each year a formal written statement delineating (i) the independent auditors’ internal quality-control procedures, any material issues raised by the independent auditor’s most recent internal quality-control review or by any inquiry or investigation, within the preceding five (5) years, by governmental or professional authorities with respect to any independent audit carried out by the auditor, and any steps taken to deal with any such issues and (ii) all relationships between the independent auditors and the Company.

5.	Periodically engage in a dialogue with the independent auditors regarding any relationships or services that may impact the objectivity and independence of the auditors, and recommend that the Board of Directors take appropriate action in response to the independent auditors’ report to oversee and satisfy itself of the auditors’ independence.

6.	Review and discuss with the independent auditors (i) the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

7.	Review with the independent auditors all critical accounting policies used by the Company, alternative accounting treatments discussed with management along with the potential ramifications of using those alternatives, and other written communications provided by the independent auditors to management, including a schedule of unadjusted audit differences.

8.	Set clear hiring policies for employees or former employees of the Company’s independent auditors.

B.	Oversight of Financial Reporting

In carrying out its responsibilities with respect to oversight of the Company’s financial reporting, the Audit Committee shall:

1.	Review and discuss with management the Company’s annual audited financial statements and quarterly financial statements prior to submission to the Board of Directors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

2.	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

3.	Review the Annual Report on Form 10-K and the Proxy Statement prior to submission to the SEC.

4.	Meet separately, periodically, with management, with the internal auditors and with the independent auditors. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

5.	Discuss major financial risk exposures and the Company’s guidelines and policies with respect to financial risk assessment and management.

6.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

C.	Internal Audit

In carrying out its responsibilities with respect to oversight of the Company’s internal audit function, the Audit Committee shall:

The review should also include discussion of the

1.	Review the internal audit function of the Company including the independence and authority of its reporting obligations; the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

2.	Receive quarterly, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

3.	Discuss with management and the internal auditors, the quality of and compliance with the Company’s internal controls and the responsibilities, budget and staffing of the Company’s internal audit function.

D.	Legal and Regulatory Compliance

In carrying out its responsibilities with respect to oversight of the Company’s compliance with legal and regulatory requirements, the Audit Committee shall:

1.	Review and reassess on an annual basis, the adequacy of the Audit Committee’s charter and the Audit Committee’s performance.

2.	Issue annually a report to be included in the Company’s Proxy Statement as required by the rules of the SEC.

3.	Review with the Company’s Office of the General Counsel, legal matters that could have a significant impact on the Company’s financial statements.

E.	Qualified Legal Compliance Committee

The Audit Committee, in its capacity as a QLCC, shall receive reports of material violations of the securities laws, breaches of fiduciary duties or similar violations governed by such rule from attorneys representing the Company, including in-house counsel and take such actions as may be permitted or required of a QLCC under applicable law and the procedures adopted by the Board of Directors.

F.	Reports to the Board

The Audit Committee shall submit the minutes of all meetings of the Audit Committee to, or review the matters discussed at each Audit Committee meeting with, the Board of Directors.

In addition to the responsibilities outlined above, the Audit Committee shall examine and consider such other matters in relation to the internal and external audit of the Company’s accounts and in relation to the financial affairs of the Company and its books of account as the Audit Committee determines to be desirable or as requested by the Board of Directors.

APPENDIX B

2004 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

2004 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN (the “Plan”)
(Effective July 14, 2004)

I. Non-Employee Director Compensation

A. Establishment of Annual Compensation

Effective July 14, 2004, compensation amounts payable to Non-Employee Directors (“Directors”) of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) shall be established from time-to-time by the Board of Directors. Initially, such compensation shall take the form of a $32,000 annual retainer, plus a $1,000 attendance fee for each Board of Directors meeting attended and a $1,000 attendance fee for each Committee meeting attended, if substantial time or effort is involved. If two or more compensable meetings are held on the same day, the fee for all such additional meetings shall be limited to $500. The Company shall also pay the Chair of each Committee, except the Executive Committee Chair, an additional annual fee of $5,000. In addition, an annual grant of Company common stock equivalent to $45,000 shall be made to Directors. The amount of all Annual Compensation will be reported annually in the Proxy Statement.

B. Payment of Cash Compensation

1. Annual cash retainers and non-meeting fees shall be payable in monthly installments, with each installment payable as promptly as practicable following the last business day of the calendar month to which they apply. Such payments shall be pro-rated if Board service commences or terminates during a calendar year. Meeting fees shall be payable as promptly as practicable following the last business day of the calendar month to which they are earned.

C. Grants of Common Stock

1. The $45,000 grant of common stock shall be made on the first business day following the Annual Meeting of Stockholders.

2. The number of shares of the Company’s $1.00 common stock (the “Common Stock”) granted annually to each non-employee Director will be based on the closing price of the Common Stock on the New York Stock Exchange (“NYSE”), as reported in the Wall Street Journal (“WSJ”) on the date of grant. Only whole shares will be granted; any remaining amounts will be paid in cash as promptly as practicable following the date of grant.

II. Deferral of Compensation

A. Deferral Elections

1. Prior to the last day of each Plan year (the “last day of each Plan year” being defined as the day prior to the Annual Meeting of Stockholders), each Director shall be permitted to make an irrevocable deferral election for the subsequent Plan year. Such deferral election shall specify (a) the percentage of the total cash compensation (retainers and fees); and/or, (b) the percentage of the $45,000 allocated for the grant of the Common Stock that the Director wishes to defer.

B. Deferral Media

1. At the Director’s election, deferrals of cash compensation (retainers and fees) may be credited to an unfunded interest bearing 10-year U.S. Treasury bond equivalent account or may be credited to a Deferred Stock Unit (“DSU”) account established for this purpose.

2. Deferral of amounts allocated for grants of Company common stock shall be credited to a DSU account established for this purpose.

C. Administration of Deferral Accounts

1. Deferrals of cash compensation will be credited to a U.S. Treasury bond equivalent account and/or a DSU account, as per the Director’s election, on a monthly basis. The number of DSUs credited to a DSU account each month will be based on the closing price of the Common Stock on the NYSE, as reported in the WSJ, on the first business day of that month. Only whole units will be credited; any remaining amounts will be carried in a cash sub-account until the balance therein is sufficient to buy one or more additional DSUs.

2. The number of DSUs credited to a Director’s DSU account each year with respect to deferrals of amounts allocated for the annual grant of the Common Stock will be based on the closing price of the Common Stock on the NYSE, as reported in the WSJ, on the first business day following the Annual Meeting of Stockholders. Only whole units will be credited; any remaining amounts will be carried in a cash sub-account until the balance is sufficient to buy one or more additional DSUs.

3. DSU cash sub-accounts will be credited with any dividends paid. Any amounts in such DSU sub accounts will be used, when sufficient, to purchase additional whole units. Any amounts not sufficient to buy a whole unit will remain in the cash sub-account.

4. Interest will not be paid on monies held in any cash sub account.

5. If, as a result of a recapitalization of the Company, including any stock splits or dividends, the Company’s Common Stock shall be changed into a greater or smaller number of shares, the number of DSUs credited to a Director’s DSU account shall be appropriately adjusted on the same basis.

III. Distribution of Deferred Compensation

A. Vesting

Directors shall always be fully vested in their deferral accounts.

B. Distributions from U.S. Treasury bond equivalent accounts

The value of a U.S. Treasury bond equivalent account will be the sum of the credits and interest to the date of termination of the Director from the Board, except for termination due to death or disability, and will be paid as soon as practicable thereafter.

C. Distributions from DSU accounts

All credited DSUs held in a Director’s account will be converted to the Common Stock as soon as practicable following the Director’s termination from the Board, except for termination due to death or disability. Remaining amounts in the Director’s cash sub-account will be distributed concurrently in cash.

D. Distributions as a result of death or disability

In the event that a Director’s service on the Board terminates as a result of death or disability, the Director, or in the case of death, the beneficiary(s) designated by the Director (or failing such designation, the Director’s estate), may elect to have any balance in a Director’s U.S. Treasury bond account or DSU account on the date of the Director’s death or disability: (i) converted to shares of the Common Stock as soon as practicable following the Director’s death or disability; or, (ii) converted to cash and paid out in a lump sum as soon as practicable following the Director’s death or disability. In the event of a Director’s death subsequent to termination of his or her Board service, but prior to receiving all entitled distributions under the Plan, the beneficiary(s) designated by the Director (or failing such designation, the Director’s estate), may elect to have any balance in a Director’s U.S. Treasury bond account or DSU account: (i) converted to shares of the Common Stock as soon as practicable following the Director’s death; or, (ii) converted to cash and paid out in a lump sum as soon as practicable following the Director’s death.

IV. General Provisions

A. Former Directors Plans

No further awards would be made under the 1994 Stock Option Plan for Non-Employee Directors. There will also be no further awards under the Directors’ Deferred Payment Plan, adopted May 1, 1996, as a result of the adoption this Plan. Amounts previously credited to the Directors’ Deferred Payment Plan will continue to be administered under the provisions of that plan.

B. Assignability

No right to receive payment of deferred compensation or retirement awards shall, other than as provided for herein, be transferable or assignable by a participant except by will or laws of descent and distribution.

B. Amendment of the Plan

This Plan may be amended, suspended or terminated at any time by the Board of Directors of the Company. However, no amendment, suspension or termination of the Plan may, without the consent of a participant, alter or impair any of the rights previously granted under the Plan.

C. Plan Year

The Plan year shall be defined as a twelve month period beginning with the date of the Annual Meeting of Stockholders and ending the day prior to the following Annual Meeting of Stockholders.

D. Effective Date

This Plan is effective as of July 14, 2004.

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

July 13, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND PROPOSAL 2 AND A VOTE “AGAINST” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

					FOR	AGAINST	ABSTAIN
(1)	ELECTION OF DIRECTORS	NOMINEES:	(2)	Proposal to approve 2004 Non-Employee Director Compensation Plan (THE DIRECTORS RECOMMEND A VOTE “FOR”)

	FOR ALL NOMINEES	J. D. Barline	(3)	Stockholder proposal on Annual Meeting Location. (THE DIRECTORS RECOMMEND A VOTE “AGAINST”)
		J. J. Boeckel
	WITHHOLD AUTHORITY FOR ALL NOMINEES	B. Gaunt	The Confidential Voting Instruction form represents voting rights in the following number of equivalent shares of A&P Common Stock as of May 21, 2004
		C. W. E. Haub
		H. Haub
	FOR ALL EXCEPT (See instructions below)	D. Kourkoumelis
		E. Lewis
		R. L. Nolan
		M. B. Tart-Bezer

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ________________________________ Date: __________ Signature of Stockholder _______________________________ Date: __________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CONFIDENTIAL VOTING INSTRUCTION FORM
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
SAVINGS PLAN
PRUDENTIAL TRUST COMPANY – TRUSTEE

I hereby direct that the voting rights pertaining to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders of the Company, to be held on July 13, 2004, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised “FOR” items (1) and (2) and “AGAINST” item (3).

By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement of the Company dated May 27, 2004, and a copy of the Annual Report.

Please sign, date and return this form before July 7, 2004. As to matters coming before the meeting for which no signed direction is received by the Trustee prior to July 8, 2004, the Trustee may exercise voting rights on your behalf in such manner as the Trustee may, in its discretion, determine.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

July 13, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND PROPOSAL 2 AND A VOTE “AGAINST” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

					FOR	AGAINST	ABSTAIN
(1)	ELECTION OF DIRECTORS	NOMINEES:	(2)	Proposal to approve 2004 Non-Employee Director Compensation Plan (THE DIRECTORS RECOMMEND A VOTE “FOR”)

	FOR ALL NOMINEES	J. D. Barline	(3)	Stockholder proposal on Annual Meeting Location. (THE DIRECTORS RECOMMEND A VOTE “AGAINST”)
		J. J. Boeckel
	WITHHOLD AUTHORITY FOR ALL NOMINEES	B. Gaunt
		C. W. E. Haub
		H. Haub
	FOR ALL EXCEPT (See instructions below)	D. Kourkoumelis
		E. Lewis
		R. L. Nolan
		M. B. Tart-Bezer

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ________________________________ Date: __________ Signature of Stockholder _______________________________ Date: __________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

May 27, 2004

Dear Stockholder:

We are pleased to send you our 2003 Annual Report and 2004 Proxy Statement. The Annual Meeting of Stockholders will be held at 9:00 A.M. (E.D.T.) on Tuesday, July 13, 2004 at the The Westin Southfield Hotel, 1500 Town Center, Southfield, Michigan.

If you are interested in further information about the Company, you are invited to contact the Treasury Department at the executive offices at 2 Paragon Drive, Montvale, New Jersey or contact the A&P home page at www.aptea.com.

Sincerely,
William P. Costantini
Sr. Vice President, General Counsel
& Secretary

0

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
PROXY – FOR THE ANNUAL MEETING – JULY 13, 2004
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned, having received the Notice of Meeting and Proxy Statement dated May 27, 2004, CHRISTIAN W. E. HAUB, MITCHELL P. GOLDSTEIN and WILLIAM P. COSTANTINI, and each or of them as Proxies with full power of substitution, to represent and vote all the shares of Common which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at A.M. (E.D.T.) July 13, 2004, at The Westin Southfield Hotel, 1500 Town Center, Southfield, Michigan, any adjournment thereof, with all powers which the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ITEMS (1) AND (2) AND “AGAINST” ITEM (3), ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(To be signed on Reverse Side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

July 13, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND PROPOSAL 2 AND A VOTE “AGAINST” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

					FOR	AGAINST	ABSTAIN
(1)	ELECTION OF DIRECTORS	NOMINEES:	(2)	Proposal to approve 2004 Non-Employee Director Compensation Plan (THE DIRECTORS RECOMMEND A VOTE “FOR”)

	FOR ALL NOMINEES	J. D. Barline	(3)	Stockholder proposal on Annual Meeting Location. (THE DIRECTORS RECOMMEND A VOTE “AGAINST”)
		J. J. Boeckel
	WITHHOLD AUTHORITY FOR ALL NOMINEES	B. Gaunt
		C. W. E. Haub
		H. Haub
	FOR ALL EXCEPT (See instructions below)	D. Kourkoumelis
		E. Lewis
		R. L. Nolan
		M. B. Tart-Bezer

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ________________________________ Date: __________ Signature of Stockholder _______________________________ Date: __________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.